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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                 DEX MEDIA, INC.

                             A DELAWARE CORPORATION

     Dex Media, Inc. is a corporation organized and existing under the laws of the State of Delaware (the "Corporation"). The original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on October 8, 2002. This Amended and Restated Certificate of Incorporation of the Corporation (the "Amended and Restated Certificate of Incorporation"), which restates, integrates and further amends the Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware. The Corporation does hereby certify on this 7th day of November, 2002:

     FIRST: The name of this corporation shall be: DEX MEDIA, INC. (the "Corporation").

     SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the County of New Castle and its registered agent at such address is Corporation Service Company.

     THIRD: The purpose or purposes of the Corporation shall be:

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 21,000,000 shares, consisting of (i) 20,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock") and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, from time to time, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

     The board of directors of the Corporation (the "Board of Directors") is expressly authorized, subject to the limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, to provide for the issuance of all or any shares of any wholly unissued series of Preferred Stock, each with such designations, preferences, voting powers, relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of designation setting

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forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that are fixed and those that may be fixed with respect to any shares of the Preferred Stock.

     FIFTH: Except as otherwise required by law, by this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, as from time to time amended (the "By-laws"), the business of the Corporation shall be managed by or under the direction of a Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, adopt, alter, amend or repeal the By-laws of the Corporation. The authorized number of directors shall be set forth in the By-laws of the Corporation as adopted or as set from time to time by a duly adopted amendment to the By-laws duly authorized.

     SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, duty of loyalty means, and only means the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SEVENTH: The Corporation shall have the power to indemnify any person who was or is a

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party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a direct officer or employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     NINTH: Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

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IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the
Corporation herein before named, hereby executes and acknowledges that the facts set forth herein are true under penalties of perjury on the date first written above.


                                            By: /s/ George Burnett
                                                --------------------------------
                                                Name: George Burnett
                                                Title: CEO and President